UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2019

ADVANCED CREDIT TECHNOLOGIES , INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-170132	26-2118480
(Commission File Number)	(I.R.S. Employer Identification Number)

871 Venetia Bay Blvd, #202,Venice, FL	34285
(Address of principal executive offices)	(Zip Code)

(612) 961-4536

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 - Other Events.

On January 31, 2019, Advanced Credit Technologies, Inc. (the “Company”) entered into an agreement with The Diabetic Help Centers LLC (“TDHC”) to provide TDHC with an interactive database for use in the keeping and safeguarding of medical records. The Company will also be developing and attaching a private blockchain to the SQL database and further securing the database through use of the Company’s CyberloQTM technology.

The blockchain being developed by the Company is a private blockchain and is an invitation-only network governed by a single entity. Entrants to the network require permission to read, write or audit the blockchain. The combination of CyberloQTM with the private blockchain will provide TDHC and potential future customers with enhanced security for their confidential data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CREDIT TECHNOLOGIES, INC.

	By:	/s/ Christopher Jackson
Christopher Jackson,
President
Date: February 1, 2019